June 24th, 2004
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                            ASSET PURCHASE AGREEMENT
                                 by and between
                 International DisplayWorks (Hong Kong) Limited
                                       and
                     Grand Pacific Petrochemical Corporation




                                June 24th , 2004

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                                DORSEY & WHITNEY
                          SUITE 3008, ONE PACIFIC PLACE
                             ADMIRALTY, 88 QUEENSWAY
                                    HONG KONG

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                                TABLE OF CONTENTS

Article 1. Transfer of Assets...............................................1

     1.1      Transfer of Assets............................................1

Article 2. Purchase Price...................................................2

     2.1      Amount........................................................2
     2.2      Manner of Payment.............................................2

Article 3. Closing..........................................................3

     3.1      Closing.......................................................3

     3.2      General Procedure.............................................3

Article 3A.  Possession, Title and Loss.....................................4

Article 4. Representations and Warranties of Seller.........................5

     4.1      Incorporation and Corporate Power.............................5
     4.2      Execution, Delivery; Valid and Binding Agreement..............5
     4.3      Authority; No Breach..........................................5
     4.4      Condition.....................................................5
     4.5      Governmental Authorities; Consents............................6
     4.6      Absence of Undisclosed Liabilities............................6
     4.7      Assets........................................................6
     4.8      Insurance.....................................................6
     4.9      Preservation of Conditions....................................6
     4.10     Taxes.........................................................6
     4.11     Intellectual Property Rights..................................7
     4.12     Litigation....................................................7

Article 5. Representations and Warranties of Buyer..........................7

     5.1      Incorporation and Corporate Power.............................7
     5.2      Execution, Delivery; Valid and Binding Agreement..............7

Article 6. Covenants of Seller..............................................8

     6.1      Conduct of the Business; Assistance; Insurance................8
     6.2      Conditions....................................................8

Article 7. Covenants of Buyer...............................................8

     7.1      Packaging Documentation.......................................8
     7.2      Conditions....................................................8

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Article 8. Conditions to Closing............................................9

     8.1      Conditions to Buyer's Obligations.............................9
     8.2      Conditions to Seller's Obligations............................11

Article 9. Termination......................................................11

     9.1      Termination...................................................11
     9.2      Effect of Termination.........................................11

Article 10. Survival; Indemnification.......................................12

     10.1     Survival, Indemnification.....................................12
     10.2     Legal Proceedings.............................................12

Article 11. Miscellaneous...................................................12

     11.1     Press Releases and Announcements..............................12
     11.2     Taxes and Expenses............................................12
     11.3     Further Assurances............................................13
     11.4     Amendment and Waiver..........................................13
     11.5     Notices.......................................................13
     11.6     Assignment....................................................14
     11.7     Severability..................................................15
     11.8     Complete Agreement............................................15
     11.9     Counterparts..................................................15
     11.10    Governing Law.................................................15
     11.11    Dispute Resolution............................................15

SCHEDULE 1..................................................................17

SCHEDULE 2..................................................................18


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                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of June 24th, 2004, is made and entered into BY AND BETWEEN:

     (1) INTERNATIONAL DISPLAYWORKS (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong whose registered office is at Suite 801A, 8th Floor, Tower 1, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Special Administrative Region of Hong Kong ("Hong Kong") ("Buyer"); and

     (2) GRAND PACIFIC PETROCHEMICAL CORPORATION, a corporation incorporated under the laws of Taiwan whose registered official office is at No. 4, Hsing Kung Road, Ta-She Shiang, Kaohsiung, Taiwan, Republic of China ("Taiwan") ("Seller").

     WHEREAS:

     A. Buyer wishes to purchase from Seller and Seller wishes to sell to Buyer all the assets identified in Section 1 of this Agreement in the manufacture of Liquid Crystal Display and Module ("LCM") subject to the conditions set forth in this Agreement; and

     B. Seller wishes to allow Buyer to remove the abovementioned assets from the premises at the third, fourth and fifth floors of No. 7, Innovation 1st Road, Science-Based Industrial Park, Hsinchu 300, Taiwan, Republic of China ("Premises"). Buyer shall, at its own expense, appoint (a) packaging and shipping contractor(s) acceptable to the Seller for the purposes of delivering the assets on board an ocean going cargo vessel(s) at a port in Taiwan, as selected by the shipper of the buyer ("Remove" and "Removal").

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements and the conditions set forth in this Agreement, Buyer and Seller hereby agree as follows:

                         Article 1. Transfer of Assets

     1.1 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller shall, at the Closing (as defined in Section 3.1 hereof), sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest, as of the Closing Date (as defined in Section 3.1 hereof), in and to all of the assets of Seller (collectively, the "Assets") identified below:

          (a) All of the equipment used in the manufacture of LCM disclosed to Buyer in inspection visits conducted in March, April and May 2004 and located at the Premises on the date of this Agreement including, but not limited to, the items listed in Part A of Schedule 1;

          (b) All spare parts and consumable items (such as specialist oils, lubricants and seals) located at the Premises on the date of this Agreement including, but not limited to, the items listed in Part B of Schedule 1;

          (c) All documents or other tangible materials, if any, embodying technology or intellectual property rights used in connection with each Asset, located at the Premises on the date of this Agreement including, without limitation, all software

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          programs   (including  both  source  and  object  codes)  and  related documentation for software used in or developed for support of each Asset;

          (d) All other intellectual property rights, if any, used in, developed for use in or necessary to the use of each Asset as now used and located at the Premises on the date of this Agreement; and

          (e) All specialist tools or equipment, if any, supplied with, and required for the maintenance of each Asset and located at the Premises on the date of this Agreement.

     1.2 No Liabilities Assumed. Buyer shall not assume, and nothing contained in this Agreement shall be construed as an assumption by Buyer of, any liabilities, obligations or undertakings of Seller or any other party of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown due or to become due, unliquidated or otherwise.

                            Article 2. Purchase Price

     2.1 Amount. The purchase price (the "Purchase Price") for the Assets shall be Six Million United States Dollars (US$6,000,000).

     2.2  Manner  of  Payment.(a)  Upon  presentation  by  Seller  to Buyer of a registration record in respect of the Assets issued by the Science Park Administration, Hsinchu Science Park ("HSPA") indicating that the Assets are unencumbered by any chattel mortgages of any sort, including those in favor of Chinatrust Commercial Bank and Far Glory Life Insurance Co., Ltd. securing the original respective amounts of Six Hundred Sixty Million New Taiwan Dollars (NT$660,000,000) and Two Hundred Forty Million New Taiwan Dollars
(NT$240,000,000), Buyer shall pay Six Million United States Dollars (US$6,000,000) representing the Purchase Price, to a joint account in the name of both Seller and Buyer ("Escrow Account") maintained with The Hongkong and Shanghai Banking Corporation Limited acting as escrow agent as contemplated by this Agreement ("Escrow Agent").

     (b) The monies held in the Escrow Account shall be held with the Escrow Agent in accordance with the Escrow Agreement. Before and during Removal of the Assets, the following shall occur:

          (1) Buyer shall instruct its shipper to provide an estimate of the number of containers required to Remove each Asset;

          (2) The Buyer and Seller shall allocate the Purchase Price among the Assets as set forth in Schedule 1 prior to the Commencement of Closing, and the allocation shall be updated in such a manner as determined by Buyer with the prior consent of Seller, which shall not be unreasonably withheld;

          (3) On Removal of a container containing part of an Asset, Buyer and Seller shall forthwith give joint instructions to the Escrow Agent to pay to the Seller that fraction of the allocated price referred to in Section 2.2(b)(2) represented by the number of containers estimated to be required in subsection 2.2(b)(1) above;

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          (4) On Removal of a container  containing  one or more Assets in their entirety, Buyer and Seller shall forthwith give joint instructions to the Escrow Agent to pay to the Seller the value of the Assets in subsection 2.2(b)(2) above;

          (5) If the actual number of containers required to Remove an Asset exceeds the number estimated by the shipper in subsection 2.2(b)(1), Buyer may Remove the remainder of the Asset at will; and

          (6) If the actual number of containers required to Remove an Asset is less than the number estimated by the shipper in subsection 2.2(b)(1), Buyer and Seller shall forthwith instruct the Escrow Agent to pay the balance attributable as calculated in subsection 2.2(b)(2) when the last container containing the Asset is Removed.

                               Article 3. Closing

     3.1 Closing. Closing of the transactions contemplated by this Agreement (the "Closing") shall commence at the offices of Formosa Transnational Attorneys at Law in Taiwan and simultaneously at the Premises, on or before July 31st 2004 or three business days after all conditions to the parties' obligations set forth in Article 8 hereof have been satisfied or waived by the party entitled to the benefit of such condition, which ever is the earlier, or at such other place and on such other date as is mutually agreeable to Buyer and Seller. Closing shall end at the time the Assets are totally Removed. The date(s) on which the Closing commences and ends shall be referred to herein as the "Commencement of Closing Date" and "Completion of Closing Date" and the date(s) between therein shall be referred to herein as the "Closing Date".

     3.2 General Procedure. On the Commencement of Closing Date, each party shall deliver to the party entitled to receipt thereof the documents required to be delivered pursuant to Article 8 hereof and such other documents, instruments and materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be proper in form and substance. The conveyance, transfer, assignment and delivery of the Assets shall be effected by Seller's execution and delivery to Buyer of a bill of sale substantially in the form attached hereto as Schedule 2 (the "Bill of Sale") and such other instruments of conveyance, transfer, assignment and delivery as Buyer shall reasonably request to cause Seller to transfer, convey, assign and deliver the Assets to Buyer.

                     Article 3A. Possession, Title and Loss

     3A.1 Possession.

     (a) Buyer shall take possession of the Assets by their Removal.

     (b) Upon execution of this Agreement and confirmation by Seller that all necessary inspections on the Assets have been completed by the Taiwan customs authorities, Buyer, Buyer's agents, shippers and logistics service providers shall have the right to commence de-installation, de-commissioning, disassembling, packaging or any other action required for the Removal of the Assets. Buyer shall be responsible for any damage to the Assets caused by the Buyer's agents, shippers, and logistic service providers in such Removal.

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     (c) Buyer shall  totally  Remove the Assets no later than 77 days after the date under subsection 3A.1(b) above.

     (d) Buyer shall, with the prior written consent of Seller, which shall not be unreasonably withheld and which shall be issued expeditiously, have the right to effect such demolitions or alterations to the Premises, including to its entrances and walls, as necessary to permit Removal of the Assets in a whole or semi-assembled state. Buyer shall take reasonable steps not to damage the Premises as a result of such demolitions or alterations but shall not be liable to make good or repair the Premises subsequently.

     (e) The following events shall delay the Removal of the Assets without any liabilities (save as to costs under subsection 3A.1(e)(2) below) to the parties:

          (1) In the event of riots, civil commotion or civil unrest, shipping or other transportation strikes within Taiwan, the deadlines for Removal of the Assets may be extended until a normal state of affairs is re-established.

          (2) In the event of the imposition of an export ban from Taiwan or an import ban to Hong Kong or any other location that Buyer may elect, the parties shall apply best efforts in good faith to establish an alternative arrangement, and shall bear the additional costs equally.

     (f) In the event of a material misrepresentation, breach of warranty or breach of covenant by Seller regarding the Removal of the Assets, Buyer may reasonably delay the Removal of the Assets without prejudice to any of its rights under this Agreement.

     3A.2 Title. Title of each Asset shall pass to Buyer from Seller on Removal.

     3A.3 Loss. In an event of loss to Assets due to fire, theft, explosion, water damage (including from flood or typhoon) or earthquake and Buyer elects not to terminate this Agreement prior to the Completion of Closing Date, Buyer shall not be required to pay to the Seller the value of the Assets which are the subject of an event of loss. Seller agrees to:

          (a) prosecute or pursue with the insurer such insurance claim;

          (b) pay fifty per cent. (50%) of the value of the Assets in subsection 2.2(b) which are the subject of an event of loss; and

          (c) make such payment within the earlier of 60 days of the date of the event of loss, or the date of receipt of the net proceeds of claim under the insurance.

              Article 4. Representations and Warranties of Seller

     Seller hereby represents and warrants to Buyer that, except as set forth in the Disclosure Schedule delivered by Seller to Buyer on the date hereof (the "Disclosure Schedule") (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article 4):

     4.1 Incorporation and Corporate Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Taiwan, has all requisite corporate

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power and  authority  under its  Article of  Association  and By-laws to own the
Assets and to sell, transfer and assign them to Buyer and has and shall have good and marketable title to the Assets at the Closing.

     4.2 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Seller, and by the chargors referred to in Section 2.2(a). No other proceedings on the part of the Seller are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Seller and, assuming that this Agreement is the valid and binding agreement of Buyer, constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

     4.3 Authority; No Breach. Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, or constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of Seller, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or By-laws of Seller or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Seller or the Assets are bound or affected (other than consents required under Section 8.1(c) hereof, which Seller undertakes to obtain prior to the Commencement of Closing Date), or any law, statute, rule or regulation or order, judgment or decree to which Seller or the Assets are subject. No consent, approval or authorization of any governmental or regulatory authority is required to be obtained by Seller in connection with its execution, delivery and performance of this Agreement.

     4.4 Condition. The Assets being sold to Buyer is in its "As Is" and "Where Is" conditions, without any express or implied warranties as to the fitness, function or condition of the Assets.

     4.5 Governmental Authorities; Consents. Seller is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority is required to be obtained by Seller in connection with its execution, delivery and performance of this Agreement.

     4.6 Absence of Undisclosed Liabilities. Save for the charges on the Assets referred to in Section 2.2(a), which shall be discharged on or before the Commencement of Closing Date, Seller has no liabilities to any third parties (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) on the Assets or arising out of this transaction.

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     4.7  Assets.  Save for charges  referred to in Section 2.2(a),  Seller owns good and marketable title to the Assets which are free and clear of all claims, liens, encumbrances, security interests, equities, charges or restriction on transfer of any sort.

     4.8 Insurance. The Disclosure Schedule lists and briefly describes each insurance policy maintained by Seller with respect to the Assets and sets out the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. Seller is not in default with respect to its obligations under any of any insurance policies relating to the Assets.

     4.9 Preservation of Conditions. Seller shall take all reasonable steps to preserve the condition of the Assets until Removal. The steps shall include the provision of air-conditioning with humidity control, operation of fire protection systems and provision of security. The steps shall not include the provision of specialist "decommissioning" such as drainage of oils and lubricants or packing with silica gel or similar desiccant. Seller shall allow Buyer's agents, shippers, and logistics service providers the unrestricted right of access within the Premises to the Assets to conduct preservation, security or such steps as required for the Removal of the Assets.

     4.10 Taxes. Seller warrants that there is no information in its possession, and there is no information Seller could not reasonably have been expected to have known, which indicates taxes (including value added tax), duty clawbacks or other amount payable to the Government of Taiwan or its agencies that would become the liability of Buyer and would exceed ten percent. (10%) of the Purchase Price.

     4.11 Intellectual Property Rights. The Disclosure Schedule describes all intellectual property rights in connection with the use of the Assets or used in, developed for use in or necessary to the use of the Assets as now used or planned to be used. All necessary action to protect the intellectual property rights set forth under such caption has been taken. No likelihood exists of any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights listed in the Disclosure Schedule; no claim by any third party contesting the validity of any intellectual property rights listed under such caption has been made, is currently outstanding or is threatened; no notice of any infringement, misappropriation or violation of any intellectual property rights of any third parties has been given and no infringement, misappropriation or otherwise violation of any such intellectual property rights has occurred; and no infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to the Assets.

     4.12 Litigation. There are no actions, suits, proceedings, orders or investigations threatened, pending or instituted before or by any court, governmental department, commission, board, bureau, or agency, in Taiwan or elsewhere, directly or indirectly,

     (a) Against Seller and/or the associated or subsidiary companies in respect of the Assets;

     (b) Which challenges or seeks to make illegal, or to delay or otherwise restrict or prohibit, the consummation of the transactions contemplated under this Agreement; or

     (c) Which seeks to obtain damages in connection with the transactions contemplated under this Agreement.

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               Article 5. Representations and Warranties of Buyer

     Buyer hereby represents and warrants to Seller that:

     5.1 Incorporation and Corporate Power. Buyer is a company duly incorporated, validly existing and in good standing under the laws of Hong Kong, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     5.2 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

                         Article 6. Covenants of Seller

     6.1 Conduct of the Business; Assistance; Insurance. Seller agrees to observe each term set forth in this Section 6.1 and agrees that, from the date hereof until Completion of the Closing Date, unless otherwise consented to by Buyer in writing:

          (a) Seller shall not, directly or indirectly, sell, pledge, dispose of or encumber any of the Assets;

          (b) Seller shall procure the bailment of the Assets at the Premises until Removal of the Assets;

          (c) Seller shall assist Buyer and shall procure any necessary assistance, in the preparation of all necessary documents and applications to the Investment Commission, Bureau of Foreign Trade and other relevant authorities in Taiwan for the export of the Assets to Hong Kong or any other location that Buyer may elect;

          (d) Seller shall assist Buyer to contest any payment of taxes (including value added tax), duty clawbacks or other amount payable to the Government of Taiwan or its agencies that would become the liability of Buyer or to prosecute any claims for refund of such taxes (including value added tax), duty clawbacks or other amounts payable to Buyer;

          (e) Seller shall transfer, or procure the transfer of, any licenses, contracts or agreements to which Seller is a party to Buyer, which contain warranties with respect to the Assets; and

          (f) Seller shall maintain or procure insurance to cover the risk of fire, theft, explosion, water damage (including from flood or typhoon), earthquake to the Assets at an insurance coverage and value of one hundred and fifty percent (150%) of the Purchase Price until title to all Assets is passed to Buyer pursuant to Section 3A.2.


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     6.2  Conditions.  Seller  shall take all  commercially  reasonable  actions necessary to cause the conditions set forth in Section 8.1 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof.

                         Article 7. Covenants of Buyer

     Buyer covenants and agrees with Seller as follows:

     7.1  Packaging Documentation

     Buyer shall provide seller with copies of the packaging documentation in respect of the removal of the assets7.2 Conditions Buyer shall take all commercially reasonable actions necessary to cause the conditions set forth in
Section 8.2 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof.

                        Article 8. Conditions to Closing

     8.1 Conditions to Buyer's Obligations The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Commencement of Closing Date:

          (a) The representations and warranties set forth in Article 4 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made.

          (b) Seller shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing Date.

          (c) Seller shall have obtained, or caused to be obtained, each consent and approval required in order to complete the transactions contemplated hereby.

          (d) The board of directors of Seller shall have approved the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby.

          (e) There shall be no actions, suits, proceedings, orders or investigations threatened, pending or instituted before or by any court, governmental department, commission, board, bureau, or agency, in Taiwan or elsewhere, directly or indirectly,

               (1) Against Seller and/or the associated or subsidiary companies in respect of the Assets;

               (2) Which challenges or seeks to make illegal, or to delay or otherwise restrict or prohibit, the consummation of the transactions contemplated under this Agreement; or

               (3) Which seeks to obtain damages in connection with the transactions contemplated under this Agreement.

                                                                   June 24, 2004
                                                                   -------------

          (f) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, in Taiwan or elsewhere, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 8.1(e) hereof.

          (g) Buyer shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to Buyer as of the date of this Agreement regarding the Assets, which is, individually or in the aggregate with other such facts and circumstances, materially adverse to the value or the Assets, as determined by the Buyer in its reasonable discretion.

          (h) There shall have been no damage, destruction or loss of or to any of the Assets, save pursuant to Section 3A.1(b), whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a material adverse effect on the Assets.

          (i) On the Commencement of Closing Date, Seller shall have delivered to Buyer the following:

               (1) the Bill of Sale and such other instruments of conveyance, transfer, assignment and delivery as Buyer shall have reasonably requested pursuant to Section 3.2 hereof and in compliance with the relevant laws of Taiwan;

               (2) certificates dated the Commencement of Closing Date, stating that the conditions set forth in subsections 8.1(a), (b), (c), (d),
          (e), (f), (g) and (h) above have been satisfied;

               (3) the registration record in respect of the Assets issued by the HSPA referred to in Section 2.2(a);

               (4) written export approvals, if any, issued by the Investment Commission, Bureau of Foreign Trade, HSPA and other relevant authorities in Taiwan in respect of the transactions contemplated by this Agreement;

               (5) all manuals for operation, maintenance and calibration of the Assets whether supplied by the manufacturer or purchased from a third party including specialist advice and recommendations from consultants or written by in-house staff which are located at the Premises on the date of this Agreement;

               (6) service records, certificates of calibration issued by standard agencies in relation to the Assets which are located at the Premises on the date of this Agreement;

               (7) warranty certificates, service records, logs of modifications and other such documentation that may be associated with the Assets which are located at the Premises on the date of this Agreement;

                                                                   June 24, 2004
                                                                   -------------

               (8) copy of original purchase invoice and original of the Certificate of Origin or similar paper that may satisfy import and export documentation requirements for Hong Kong or any other location that Buyer may elect which are located at the Premises on the date of this Agreement;

               (9) a copy of the text of the resolution adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of all the transactions contemplated by this Agreement, affixed with Seller's registered corporate and chairman seals and certifying to Buyer that such copy is true, correct and complete copy of such resolution, and that such resolution was duly adopted and has not been amended or rescinded.

     8.2 Conditions to Seller's Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Commencement of Closing Date:

          (a) The representations and warranties set forth in Article 5 hereof shall be true and correct in all material respects at and as of the Commencement of Closing as though then made;

          (b) Buyer shall have performed, and complied with, in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Commencement of Closing;

          (c) On the Commencement of Closing Date, Buyer shall have delivered to Seller a certificate dated the Closing Date, stating that the conditions set forth in subsections 8.2(a) and (b) above have been satisfied.

                             Article 9. Termination

     9.1 Termination. This Agreement may be terminated at any time prior to the Completion of Closing Date:

          (a) by the mutual consent of Buyer and Seller;

          (b) by either Buyer or Seller if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement;

          (c) by either Buyer or Seller if the transactions contemplated hereby have not been consummated by December 31st 2004; provided that, neither Buyer nor Seller shall be entitled to terminate this Agreement pursuant to this Section 9.1(c) if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

          (d) by Buyer if, after the date hereof, there shall have been a material adverse change in the condition of the Assets or if, after the date hereof, an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by Buyer.

                                                                   June 24, 2004
                                                                   -------------

     9.2 Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller as provided in Section 9.1(a), (b), (c) and (d), this Agreement shall become void and there shall be no liability on the part of either Buyer or Seller, or their respective stockholders, officers, or directors, except that Sections 11.1, 11.2, 11.6, 11.7, 11.10 and 11.11 hereof shall survive indefinitely, and except with respect to willful or negligent breaches of this Agreement prior to the time of such termination.

                      Article 10. Survival; Indemnification

     10.1 Survival, Indemnification. The covenants, representations and warranties contained in this Agreement shall survive the Closing. Seller agrees to indemnify Buyer with respect to, and hold Buyer harmless from, any losses, liabilities, judgments, fines, claims, damages or expenses (including, but not limited to, reasonable legal fees) which Buyer may directly or indirectly incur or suffer by reason of, or which results, arises out of or is based upon (a) the inaccuracy of any representation or warranty made by Seller in this Agreement, or (b) the failure of Seller to comply with any covenants or other commitments made by Seller in this Agreement.

     Buyer agrees to indemnify Seller with respect to, and hold Seller harmless from, any losses, liabilities, judgments, fines, claims, damages or expenses (including, but not limited to, reasonable legal fees) which Seller may directly or indirectly incur or suffer by reason of, or which results, arises out of or is based upon (a) the inaccuracy of any representation or warranty made by Buyer in this Agreement, or (b) the failure of Buyer to comply with any covenants or other commitments made by Buyer in this Agreement.

     10.2 Legal Proceedings. In the event Buyer or Seller become involved in any legal, governmental or administrative proceeding which may result in indemnification claims hereunder, such party shall promptly notify the other party in writing and in full detail of the filing, and of the nature of such proceeding. The other party may, at its option and expense, defend any such proceeding if the proceeding could give rise to an indemnification obligation hereunder. If the other party elects to defend any proceeding, it shall have full control over the conduct of such proceeding, although the party being indemnified shall have the right to retain legal counsel at its own expense and shall have the right to approve any settlement of any dispute giving rise to such proceeding, provided that such approval may not be withheld unreasonably by the party being indemnified. The party being indemnified shall reasonably cooperate with the indemnifying party in such proceeding.

                           Article 11. Miscellaneous

     11.1 Press Releases and Announcements. Prior to the Closing Date, Buyer and its holding company shall have the right to issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby. Seller shall, have the right to issue any press release (or make any other public announcements), that may be necessary to comply with applicable law or regulations governing disclosure.

     11.2 Taxes and Expenses. Except as otherwise expressly provided for herein and the cost of the agreement with the Escrow Agent which shall be shared equally by Seller and Buyer, Seller and Buyer shall pay all of their own taxes and expenses (including legal counsel's and accountants' fees) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

                                                                   June 24, 2004
                                                                   -------------

     11.3 Further Assurances. Buyer and Seller agree that, on and after the Closing Date, they shall take all appropriate action (without incurring any out-of-pocket expenses) and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

     11.4 Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     11.5 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered or three business days after being mailed by registered mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Buyer and Seller shall, unless another address is specified in writing, be sent to the address indicated below

         Notices to Buyer:

                  International DisplayWorks (Hong Kong) Limited
                  Suite 801A
                  8th Floor,
                  Tower 1,
                  China Hong Kong City
                  33 Canton Road
                  Tsim Sha Tsui
                  Kowloon
                  Hong Kong
                  Attention:  Mr. Ian Bebbington
                  Facsimile number:  (852) 2610 0728

         With a copy to:

                  International DisplayWorks, Inc.
                  599 Menlo Drive,
                  Suite 200
                  Stanford Ranch
                  Atherton Centre
                  Rocklin
                  California 95769
                  United States of America
                  Attention:  Mr. Stephen Kircher
                  Facsimile number:  1 (916) 415 0645

         And with a copy to:

                  Dorsey & Whitney

                                                                   June 24, 2004
                                                                   -------------

                  Suite 3008, One Pacific Place
                  88 Queensway, Admiralty
                  Hong Kong
                  Attention:  D. Richardson
                  Facsimile number:  (852) 2524 3000
         Notices to Seller:

                  Grand Pacific Petrochemical Corporation
                  Head Office
                  11 Fl. No. 3 Sung Shou Road
                  Taipei, Taiwan
                  Republic of China
                  Attention:  Mr. Cheng-Ming Chou
                  Facsimile number: (886) 2 2345-5372

         With a copy to:

                  Ting & Du
                  Attorneys-at-Law
                  Suite 12-7, Taipei Enterprise Building
                  2, Fushing North Road
                  Taipei 104, Taiwan
                  Republic of China
                  Attention:  Mr. James C.Y. Ting
                  Facsimile number: (886) 2 2740-7558

     11.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

     Notwithstanding the aforesaid, Seller shall permit Buyer to transfer, assign or substitute any one or more of its subsidiaries the rights, interests or obligations hereunder at any time at Buyer's discretion without the need for prior written consent from Seller and Buyer shall guarantee the performance of the subsidiary with the respect to the performance of its obligations to the Seller.

     11.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                                                                   June 24, 2004
                                                                   -------------

     11.8 Complete Agreement. This Agreement and the Exhibits hereto, the Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements (including the memorandum of understanding between International DisplayWorks, Inc and a subsidiary of Seller dated April 12, 2004 and subsequent extensions or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way).

     11.9 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

     11.10 Governing Law. The internal law, without regard to conflicts of laws principles, of the State of California, United States of America shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     11.11 Dispute Resolution. The parties attorn to the non-exclusive jurisdiction of the courts of the State of California, United States of America on all questions concerning the construction validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

                                                                   June 24, 2004
                                                                   -------------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        INTERNATIONAL DISPLAYWORKS
                                        (HONG KONG) LIMITED


                                        By:    /s/ Stephen C. Kircher
                                              --------------------------------
                                        Name:  Stephen C. Kircher
                                              --------------------------------
                                        Title: Chairman
                                              --------------------------------


                                        GRAND PACIFIC PETROCHEMICAL CORPORATION


                                        By:
                                              --------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                              --------------------------------

                                                                   June 24, 2004
                                                                   -------------

                                   SCHEDULE 1


                                     PART A

[List of Assets to be inserted]












                                     PART B

[List of spare parts to be inserted]

                                                                   June 24, 2004
                                                                   -------------

                                   SCHEDULE 2


                                  BILL OF SALE

     FOR VALUE RECEIVED, GRAND PACIFIC PETROCHEMICAL CORPORATION, a corporation incorporated under the laws of Taiwan whose registered official office is at No. 4, Hsing Kung Road, Ta-She Shiang, Kaohsiung, Taiwan ("Seller"), does hereby sell, assign and transfer to INTERNATIONAL DISPLAY WORKS (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong whose registered office is at Suite 801A, 8th Floor, Tower 1, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Special Administrative Region of Hong Kong ("Hong Kong") ("Buyer"), its successors and permitted assigns all of its right, title and interest in and to those assets sold, transferred and assigned by Seller (the "Assets") under Section 1.1 of the Asset Purchase Agreement dated as of June 24th , 2004 between Seller and Buyer ("Agreement").

     TO HAVE AND TO HOLD the Assets to and for the use of Buyer and its successors and permitted assigns forever, free and clear of any chattel mortgages.

     This Bill of Sale is being delivered subject to the Agreement and neither expands nor diminishes either party's rights or obligations thereunder.

     WITNESS the due execution hereof as of the 24th day of June, 2004.


                                   GRAND PACIFIC PETROCHEMICAL
                                   CORPORATION

                                   By:
                                      ----------------------------
                                      Name:
                                      Title: